UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 19, 2008

PRB Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 Lawrence Street, Suite 450, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 308-1330
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

The information set forth under Item 1.03 “Bankruptcy or Receivership” is incorporated into this Item 1.01 by reference.

Item 1.03       Bankruptcy or Receivership.

As previously reported, on March 6, 2008, PRB Energy, Inc. and its subsidiaries (“PRB”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”) (Case Number 08-12658 ABC).

Also as previously reported, on April 25, 2008, PRB filed a motion with the Bankruptcy Court seeking an order authorizing PRB to enter into a Debtor-In-Possession Loan and  Security Agreement (the “DIP Agreement”) with PRB Acquisition LLC (the “Lender”), an entity formed by Republic Financial Corporation and Nex Gen Resources Corp.   On May 19, 2008, the Bankruptcy Court entered an order approving the DIP Agreement with certain amendments to the DIP Agreement filed with the Bankruptcy Court on April 25, 2008.

Under the DIP Agreement, as amended, PRB may borrow up to $1.4 million, $1 million of which may be advanced only at the sole discretion of the Lender. PRB intends to use the $400,000 cash advance from the DIP Agreement to continue daily operations, preserve and maintain assets, fund general overhead and administrative expenses, and cover certain shortfalls between revenue and expenses.  The $1 million loan, which may only be made in the sole discretion of the Lender, would be used for the development of PRB’s properties. Loans under the DIP Agreement will be secured by substantially all of PRB’s assets. The loan under the DIP Agreement will bear an interest rate of 18% per annum.  The Lender will  also receive reimbursement of its reasonable out-of-pocket fees relating to the DIP Agreement, a 3% commitment fee and a $100,000 due diligence fee as part of the DIP Agreement. The DIP Agreement will expire on June 30, 2008.

PRB and the Lender continue to negotiate definitive terms for a plan of reorganization and exit financing, on the terms  previously outlined in the Form 8-K filed on May 2, 2008. However, the DIP Agreement, as amended, does not grant the Lender the exclusive right to negotiate a plan of reorganization or exit financing. There can be no assurance that PRB will be able to enter into a plan of reorganization or obtain exit financing on the terms previously described in the Form 8-K filed on May 2, 2008 or at all.

The above summary of the DIP Agreement is qualified in the entirety by reference to the DIP Agreement, a copy of which, in the form approved by the Bankruptcy Court, is attached hereto as Exhibit 10.1.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1   Debtor-In-Possession Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRB ENERGY, INC.

Date: May 27, 2008

By: /s/ William F. Hayworth
William F. Hayworth
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Debtor-In-Possession Loan and Security Agreement